Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Sep 30, 2002
Payment Date	Oct 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.823130%
Accrual end date, accrual beginning date and days in Interest Period	Oct 15, 2002	Sep 16, 2002	29
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	68,412,572	18,800,000	24,500,000	17,800,000	7,900,000	14,833,600
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	1.993130%	2.143130%	2.243130%	2.473130%	2.823130%
Interest/Yield Payable on the Principal Balance	109,842	32,457	44,271	35,462	17,966
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	109,842	32,457	44,271	35,462	17,966
Interest/Yield Paid	109,842	32,457	44,271	35,462	17,966

Summary

Beginning Security Balance	68,412,572	18,800,000	24,500,000	17,800,000	7,900,000	14,833,600
Beginning Adjusted Balance	68,412,572	18,800,000	24,500,000	17,800,000	7,900,000
Principal Paid	8,637,038	0	0	0	0	33,600
Ending Security Balance	59,775,534	18,800,000	24,500,000	17,800,000	7,900,000	14,831,718
Ending Adjusted Balance	59,775,534	18,800,000	24,500,000	17,800,000	7,900,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	74,675,771	21,753,252	23,086,701	13,225,737	1,888,064
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					4,351,874
Ending OC Amount as Holdback Amount						9,734,995
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.1383396	$0.6212961	$0.6519979	$0.7182892	$0.4870707
Principal Paid per $1000	$10.8778815	$0.0000000	$0.0000000	$0.0000000	$0.0000000